                                                                  EXHIBIT 10.172

                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

     AMENDED AND RESTATED LOAN AGREEMENT dated July 31, 2001 (the "Loan Agreement" or this "Agreement") by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the "Borrower"), the subsidiaries and affiliates identified on the signature pages hereto or hereafter joined as a Guarantor hereunder (the "Guarantors", and together with the Borrower, the "Credit Parties") and WACHOVIA BANK, N.A (together with its endorsees, successors and assigns, the "Bank")

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Bank and the Guarantors are party to that certain Loan Agreement dated August 7, 1997, as amended (the "Original Loan Agreement");

     WHEREAS, Borrower has requested the Bank to amend the Original Loan Agreement in certain respects;

     WHEREAS, the Borrower, the Guarantors, and the Bank have agreed to amend and restate the Original Loan Agreement in its entirety on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. DEFINITIONS.

     "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "APBI" means APBI Environmental Sciences Group, Inc., a Virginia corporation.

     "Applicable Margin" means for any LIBOR Loan, on any day on which the aggregate outstanding principal amount of the Loans is (a) less than 50% of the aggregate Commitment, 0.625%, and (b) greater than 50% of the aggregate Commitment, 0.875%.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal

Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Pr me Rate shall be effective on the date of each such change.

     "Base Rate Loan" means Loans hereunder bearing interest at a rate determined by reference to the Base Rate

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Winston-Salem, North Carolina are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on w lich dealings in U.S. dollar deposits are not carried out in the London interbank market.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any consolidated subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

     "Commitment" shall have the meaning assigned to it in Section 2.1 hereof.

     "Commitment Period" means the period from and including the date on which the conditions set forth in Section 4.1 are satidsfied to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the Commitment hereunder shall have been terminated in accordance with the provisions hereof.

     "Consolidated EBITDA" means, without duplication, for any fiscal period for the Borrower and its subsidiaries on a consolidated basis, the sum of the amounts for such fiscal period of: (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes based on income of the Borrower and its consolidated subsidiaries and actually paid by the Borrower and such subsidiaries during such period, (iv) the sum of all depreciation expenses of the Borrower and its consolidated subsidiaries for such period, and (v) amortization expense, all as determined and computed in accordance with GAAP applied on a consistent basis.

     "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter for the Borrower and its subsidiaries on a consolidated basis, the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges.

     "Consolidated Fixed Charges" means, for the applicable period for the Borrower and its subsidiaries on a consolidated basis, the sum of Consolidated Interest Expense plus rental and lease expense, in each case as determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Funded Debt" means Funded Debt of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Income Available for Fixed Charges" means, for any period for the Borrower and its subsidiaries on a consolidated basis, the sum of Consolidated Net Income plus Consolidated Interest Expense plus federal, state and local income taxes paid plus rental and lease expense, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Interest Expense" means, for any period for the Borrower and its subsidiaries on a consolidated basis, all interest expense, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under securitization transactions, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Net Income" means, for any period for the Borrower and its subsidiaries on a consolidated basis, net income as determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Consolidated Fixed Charge Coverage Ratio and the Consolidated Funded Debt to Consolidated EBITDA Ratio, (i) extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, and (ii) one-time non-recurring charges associated with mergers and acquisitions permitted hereunder. Except as expressly provided otherwise, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     "Consolidated Net Worth" means, at any date of determination, the amount of consolidated total shareholders' equity of the Borrower and its subsidiaries, determined as at such date in accordance with GAAP.

     "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its subsidiaries on a consolidated basis.

     "Consolidated Senior Funded Debt" means Consolidated Funded Debt that is not Subordinated Debt.

     "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its subsidiaries determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its subsidiaries on a consolidated basis, prepared in accordance with GAAP.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Credit Documents" means, collectively, this Agreement and the Note, and all amendments and supplements thereto, modifications, extensions and renewals thereof and replacements therefor.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.

     "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Eurodollar Reserve Percentage" means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall have the meaning assigned to such term in Section 7.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia Bank, N.A. on such day on such transactions.

     "Fiscal Year" means any fiscal year of the Borrower.

     "Funded Debt" means, as of any day for any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all indebtedness and obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations as lessee under capital leases, (v) all obligations of reimbursement relating to letters of credit, bankers' acceptances or other similar instruments (whether or not then drawn and owing), (vi) all Guaranty Obligations, (vii) the attributed principal amount of any securitization transaction and (viii) all obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or other similar off-balance sheet financing product where the product is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease for purposes of GAAP.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

     "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guaranteed Obligations" means:

     (a) All unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and other obligations owing under this Agreement and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or any other document relating hereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bank that are required to be paid by the Borrower pursuant to the terms of this Agreement); and

     (b) all other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing by the Borrower to the Bank, arising under any interest rate protection agreement, currency agreement or other agreement or arrangement, whether primary, secondary, direct, contingent, or joint and several.

     "Guaranty Obligation" means any obligation, contingent or otherwise, directly or indirectly guaranteeing the indebtedness or other obligation of another Person, including without limitation, (i) an agreement to purchase or pay (or to supply or advance funds for the purchase or payment of) any such indebtedness or other obligation (whether by way of partnership agreement, keep-well agreement, comfort letter, maintenance agreement or the like), or (ii) any arrangement entered into for the purpose of assuring payment of the indebtedness or other obligation of another Person or otherwise protecting a party from loss in respect thereof; provided that such term shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Interest Payment Date" means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, and (b) as to any LIBOR Rate Loan, the last day of such Interest Period.

     "Interest Period" means with respect to any LIBOR Rate Loan,

     (i) initially, the period commencing on the date of borrowing or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

     (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that the foregoing provisions are subject to the following:

     (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

     (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected LIBOR Rate Loan as provided herein;

     (D) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

     (E) no more than 12 Loans may be in effect at any time, and of those 12 Loans, no more than 6 shall be LIBOR Rate Loans. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

     "LIBOR" applicable to any LIBOR Rate Loan means for the Interest Period of such Loan the rate per annum determined on the basis of the rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of such Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 1:00 p.m. (New York time), 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100/th/ of 1%) determined by the Bank pursuant to the following formula:

                 LIBOR Rate =                       LIBOR
                                      ------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means Loans hereunder beating interest at a rate determined by reference to the LIBOR Rate.

         "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien, preference or priority of any kind.

         "Loan" means any loan or advance by the Bank under the Commitment.

         "Material Subsidiary" means each subsidiary of the Borrower with either a ten percent (10%) or greater revenue contribution to the total revenue of the Borrower and its subsidiaries determined on a consolidated basis or control or ownership of ten percent (10%) or more of the total assets of the Borrower and its subsidiaries determined on a consolidated basis. All Material Subsidiaries existing on the date of this Agreement are listed on Schedule I attached hereto.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Note" shall have the meaning given to such term in Section 2.5 hereof.

         "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by the Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Bank and the Bank lends at interest rates above and below the Prime Rate. A change in the Prime Rate shall be effective on the date of such change.

         "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Bank has received annual or quarterly financial statements and accompanying officer's certificate.

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any subsidiary, wherever located.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to any such Person or to which any of its material property is subject.

     "Subordinated Debt" means any indebtedness of the Borrower or any of its subsidiaries which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Borrower and the Guarantors under the Credit Documents on terms and conditions and evidenced by documentation satisfactory to the Bank.

     "Termination Date" means the date 364 days following the date of this Agreement, or such later date not more than 364 days following the then applicable Termination Date as to which the Bank may agree in its sole discretion.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     Section 2. LOANS.

     2.1  Loans. During the Commitment Period, subject to the terms and
          -----
conditions hereof, the Bank agrees to make Loans to the Borrower from time to time upon request of the Borrower; provided that immediately after each such Loan is made, the aggregate principal amount of all outstanding Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (the "Commitment"). The Loans hereunder may consist of Base Rate Loans or LIBOR Rate Loans, or a combination thereof. The obligation of the Bank to make Loans hereunder and to extend, or convert Loans into, LIBOR Rate Loans is subject to the condition that the Representations and Warranties set forth herein are true and correct in all material respects. Within the limits set forth herein and in the Note, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.7, prepay Loans and reborrow under this Section at any time during the Commitment Period. The Bank shall have no obligation to advance funds in excess of the amount of the Commitment.

     2.2  Notices. Requests by the Borrower for Loans hereunder, and for
          -------
extensions or conversions of Loans hereunder, shall be made by written notice (or telephone notice promptly confirmed in writing) by 11:00 a.m., Atlanta, Georgia time on the Business Day of the requested Base Rate borrowing, extension or conversion and at least three Business Days before the requested LIBOR Rate borrowing, extension or conversion. Each request shall be in a minimum principal amount of $1,000,000 in the case of LIBOR Rate Loans and $100,000 in the case of Base Rate Loans and, in each case, integral multiples of $100,000 in excess thereof, and shall specify the date of the requested borrowing, extension or conversion, the aggregate amount to be borrowed, extended or converted and if an extension or conversion, the Loan which is being extended or converted, and whether the borrowing, extension or conversion shall consist of LIBOR Rate Loans, Base Rate Loans or combination thereof. If the Borrower shall fail to specify (A) the type of Loan requested for a borrowing, the request shall be deemed a request for a LIBOR Rate Loan with an Interest Period of one month, or
(B) the duration of the applicable Interest Period in the case of LIBOR Rate Loans, the request shall be deemed to be a request for an Interest Period of one month. Each request for a borrowing, extension or conversion hereunder shall be deemed a reaffirmation that the Representations and Warranties set forth herein are true and correct in all material respects as of such date. Unless extended in accordance with the provisions hereof, LIBOR Rate Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period. Notwithstanding anything to the contrary contained in this Agreement, no LIBOR Rate Loan, or extension or conversion thereof, may be made if there shall have occurred any condition or event which constitutes an Event of Default or which with the giving or notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     2.3  Interest Rate. Loans outstanding hereunder shall bear interest at a
          -------------
per annum rate equal to (i) the LIBOR Rate plus the Applicable Margin or (ii) the Base Rate, as the Borrower may elect; provided that after the occurrence and during the continuance of an Event of Default, the principal and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder shall bear interest, payable on demand, at a rate equal to the Base Rate plus two percent (2%). Interest will be payable in arrears on each Interest Payment Date.

     2.4  Repayment. Unless sooner paid, the principal amount of all Loans
          ---------
outstanding hereunder and all accrued and unpaid interest thereon shall be due and payable in full upon the first of the following dates or events to occur:
(i) acceleration of the maturity of the Note in accordance with the remedies contained in Section 7.2; or (ii) upon the expiration of the Commitment on the Termination Date. From and after the date of such termination, no Loans shall be made.

     2.5  Note. The Loans shall be evidenced by a single promissory note of the
          ----
Borrower dated the Closing Date, payable to the order of the Bank in an amount equal to the Commitment, in the form of Annex A hereto (as amended, modified, extended, supplemented, renewed or replaced, the "Note").

     2.6  Facility Fee. In consideration of the commitments hereunder, the
          ------------
Borrower agrees from and after the date hereof to and including the Termination Date, to pay to the Bank a facility fee (the "Facility Fee") equal to fifteen basis points (.15%) per annum (calculated from the date hereof on the basis of a year of 360 days and payable for the actual number of days elapsed) on the average daily unused portion of the Commitment. The Facility Fee shall be payable by the Borrower quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 2001, and on the Termination Date (provided that should the Commitment be terminated at any time prior to the Termination Date, the entire accrued and unpaid Facility Fee shall be paid on the date of such termination).

     2.7  Prepayments. Base Rate Loans may be prepaid in whole or in part at any
          -----------
time without premium or penalty. LIBOR Rate Loans may not be prepaid in whole or in part prior to the end of the applicable Interest Period. Amounts prepaid may, subject to the terms and conditions hereof, be reborrowed.

     2.8  Capital Adequacy. If the Bank shall have reasonably determined that
          ----------------
the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or administration thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount as shall be certified by the Bank as being required to compensate it for such reduction. A certificate as to any additional amounts payable under this Section submitted by the Bank (which certificate shall include a description in reasonable detail of the basis for the computation) to the Borrower shall be conclusive absent manifest error.

     2.9  Inability to Determine Interest Rate. Notwithstanding any other
          ------------------------------------
provision of this Agreement, if on or prior to the first day of any Interest Period (i) the Bank shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Bank shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost of funding LIBOR Rate Loans, the Bank shall forthwith give notice of such determination to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make or maintain LIBOR Rate Loans shall be suspended. In the event LIBOR Rate Loans are not available on account of operation of this Section, the Bank will endeavor to provide an alternative index or reference rate.

     2.10 Illegality. Notwithstanding any other provision of this Agreement, if
          ----------
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case occurring after the Closing Date, by the relevant Governmental Authority shall make it unlawful or impossible for the Bank to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank Eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) the Bank shall promptly notify the Borrower thereof, and (b) the obligations of the Bank to make or maintain LIBOR Rate Loans shall forthwith be suspended until the Bank shall give notice that the condition or situation which gave rise to the suspension shall no longer exist. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Loans to maturity and shall so specify in its notice to the Borrower, then the Borrower shall immediately prepay in full the then outstanding principal amount of all LIBOR Rate Loans, together with accrued interest thereon, and concurrently with prepaying each such LIBOR Rate Loan, the Borrower shall borrow a Loan as a Base Rate Loan in an equal principal amount from the Bank and the Bank shall make such Loan. The Borrower hereby agrees promptly to pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for actual and direct costs (but not including anticipated profits) reasonably incurred in making any repayment or prepayment in accordance with this Section, including, but not limited to, any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

     2.11 Requirements of Law. If the adoption of or any change in any
          -------------------
Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof:

                (i) shall subject the Bank to any tax, duty or other charge of any kind whatsoever with respect to any LIBOR Rate Loan made by it, or its obligation to make or maintain LIBOR Rate Loans, or change the basis of taxation of payments to the Bank in respect thereof or its obligation to make or maintain LIBOR Rate Loans (except for changes in the rate of tax on the net income or franchise tax applicable to the
          Bank);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                (iii) shall impose on the Bank any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining LIBOR Loans or to reduce any amount received or receivable by the Bank hereunder or under the Note, then, in any such case, the Borrower shall promptly pay the Bank, within 15 days after its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable as determined by the Bank with respect to its LIBOR Rate Loans. A certificate as to any additional amounts payable pursuant to this Section submitted by the Bank (which certificate shall include a description in reasonable detail of the basis for the computation) to the Borrower shall be conclusive in the absence of manifest error.

     2.12 Indemnity. The Borrower hereby agree to indemnify the Bank and to hold
          ---------
the Bank harmless from, and to pay to the Bank such amounts as shall compensate the Bank for, any funding loss or expense which the Bank may sustain or incur (other than as a result of and to the extent the Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any LIBOR Rate Loan by the Bank in accordance with the terms hereof, (b) default by the Borrower in accepting a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a LIBOR Rate Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case equal to (iv) the amount of interest which would have accrued on the amount so prepaid, or not so paid, borrowed, converted or continued, for the period from the date of such prepayment or of such failure to pay, borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to pay, borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein, over (v) the amount of interest (as reasonably determined by the Bank) which would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

     2.13 Taxes. All payments made by the Borrower hereunder or under the Note
          -----
will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Bank is located or any subdivision thereof or therein and (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or its applicable lending office is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any such Taxes, will not be less than the amount provided for herein or in the Note. The Borrower will furnish to the Bank as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless, and reimburse, the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank. The agreements in this subsection shall survive termination of this Agreement and payment of the Note and all other amounts payable hereunder.

     2.14 Payments and Computations. Payments shall be made hereunder in U.S.
          -------------------------
dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Bank provided in the notice section hereof. Payments received after 2:00 P.M. (Winston-Salem, North Carolina time) will be given credit the next following Business Day. Computations of interest hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days. Whenever any payment of principal of, or interest on, the Loans or of the Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except in the case of any payment of principal of, or interest on, LIBOR Rate Loans, if the next succeeding Business Day falls in another calendar month, the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     Section 3. GUARANTY

     3.1 Guaranty. Each of the Guarantors hereby jointly and severally
         --------
guarantees to the Bank as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due

(whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) strictly in accordance with the terms hereof. Each of the Guarantors hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods), the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise and after giving effect to any grace periods) in accordance with the terms of such extension or renewal. This is a guaranty of payment and not of collection.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of any Guarantor as guarantor hereunder shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     3.2  Obligations Unconditional. The obligations of the Guarantors under
          -------------------------
Section 3.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement or the Note, or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each of the Guarantors agrees that it shall have no fight of subrogation, indemnity, reimbursement or contribution against the Borrower or any other guarantor for amounts paid under this Guaranty until such time as the Bank has been paid in full under the Credit Documents, the Commitment has been terminated, and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be changed or extended, or such performance or compliance shall be waived;

                (ii) any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein or relating hereto or thereto shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired, substituted, surrendered or exchanged in whole or in part or otherwise dealt with;

                (iv) any Lien granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to attach or be perfected or shall be released or discharged in whole or in part;

                (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor or any other guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any guarantor);

                (vi)   the Borrower may be granted indulgences generally;

                (vii) any party liable for the payment of the Guaranteed Obligations (including but not being limited to any Guarantor) may be granted indulgences or released; or

                (viii) the death, termination of existence, bankruptcy, incapacity, lack of authority or disability of the Borrower or any one or more of the Guarantors, and no claim need be asserted against the personal representative, guardian, custodian, trustee or debtor in bankruptcy or receiver of any deceased, incompetent, bankrupt or insolvent Guarantor.

It is agreed that the Bank may release, discharge, compromise, or enter into any accord and satisfaction with respect to any collateral or security for the Guaranteed Obligations, or the liability of the Borrower or any of the Guarantors, or any liability of any other person primarily or secondarily liable on any of the Guaranteed Obligations, all without notice to or further assent by the Guarantors, who shall remain bound hereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence, release, discharge or accord and satisfaction.

With respect to its obligations hereunder, each of the Guarantors hereby expressly waives (a) notice of acceptance of this Guaranty and of all extensions or renewals of credit or other financial accommodations to the Borrower; (b) diligence, presentment, demand for payment, protest, notice of dishonor and of default and any and all other notices whatsoever which the Guarantors might otherwise be entitled; (c) any requirement that the Bank exhaust any right, power or remedy or proceed against any Person under this Agreement or the Note or any other agreement or instrument referred to herein or therein or relating hereto or thereto, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations; (d) any invalidity or disability in whole or in part at the time of the acceptance of, or at any time with respect to, any security for the Guaranteed Obligations or with respect to any party primarily or secondarily liable for the payment of the Guaranteed Obligations to the Bank; (e) the fact that any security for the Guaranteed Obligations may at any time or from time to time be in default or be inaccurately estimated or may deteriorate in value for any cause whatsoever; and (f) demand for payment under this Guaranty.

     3.3 Reinstatement. The obligations of the Guarantors under Section 3 shall
         -------------
be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4 Certain Additional Waivers. Without limiting the generality of the
         --------------------------
provisions of this Section 3, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. Sec. 26-7 through 26-9, inclusive, or any similar or subsequent law. Each of the Guarantors agrees that it shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 3.2 (and as set forth in Section 3.2, each Guarantor has agreed that it has no right of subrogation until such time as the Bank has been paid in full under the Credit Documents, the Commitment has been terminated, and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Credit Documents).

     3.5 Remedies. Each of the Guarantors agrees that, to the fullest extent
         --------
permitted by law, as between the Guarantors, on the one hand, and the Bank, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 7.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 7.2) for purposes of Section 3.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 3.1.

     3.6 Continuing Guarantee. The guarantee in this Section 3 is a continuing
         --------------------
guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     3.7 Rights of Contribution. The Guarantors hereby agree, as among
         ----------------------
themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 3 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this Section, shall mean, for any Guarantor, the ratio (expressed as a percentage) of
(a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     The provisions of this Section 3.7 are included in this Agreement solely for the benefit of the Guarantors and shall not be effective until such time as the Bank has been paid in full under the Credit Documents, the Commitment has been terminated, and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Bank in connection with monies received under the Credit Documents.

     3.8 Joinder of Additional Guarantors. The Borrower shall, from time to time
         --------------------------------
after the date hereof, join all Material Subsidiaries (who are not already listed as Guarantors hereunder) as Guarantors hereunder by causing each such Material Subsidiary to execute in favor of the Bank a Joinder Agreement in the form attached as Annex B.

     Section 4. CONDITIONS

     4.1 Conditions to Closing. The effectiveness of this Agreement is
         ---------------------
conditioned upon satisfaction of the following:


         (a) Receipt of a duly executed counterpart of this Agreement signed by the Borrower and the duly executed Note, in form and substance satisfactory to the Bank;

         (b) Receipt of opinions of counsel for the Borrower and the Guarantors in the form attached as Annex C hereto; and

            (c) Receipt of corporate documentation for the Credit Parties, including resolutions, bylaws, articles of incorporation, certificates of good standing and certificates of incumbency.

     4.2    Conditions to First Loan and All Subsequent Loans. The obligation of
            -------------------------------------------------
the Bank to make the first Loan and any subsequent Loans hereunder is subject to the satisfaction of the following conditions:

            (a) Receipt of notice of borrowing;

            (b) The fact that the Representations and Warranties set forth herein are true on and as of the date such Loan is made;

            (c) The fact that, immediately after such Loan is made, the aggregate outstanding principal amount of all Loans will not exceed the amount of the Commitment;

            (d) The fact that no Default or an Event of Default has occurred and is continuing on the date such Loan is made; and

            (e) As to the first Loan hereunder, receipt of a certificate, dated the date of the first Loan, signed by a principal financial officer of the Borrower to the effect that (i) no condition or event which constitutes Default or an Event of Default has occurred and is continuing on the date of the first Loan and (ii) the Representations and Warranties set forth in
     Section 5 herein are true on and as of the date of the first Loan hereunder.

     Section 5. REPRESENTATIONS AND WARRANTIES

     5.1    Financial Condition. The consolidated balance sheet of the Borrower
            -------------------
and its consolidated subsidiaries dated as of December 31, 2000 together with related consolidated statements of income and cash flows, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.

     5.2    No Change. Since the date of the financial statements identified
            ---------
above, there have been no developments or events which have had, or are likely to have, a material adverse effect on the Borrower or on the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

     5.3    Corporate Organization. Each of the Credit Parties is a corporation
            ----------------------
or limited liability company duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization, is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the Borrower and its subsidiaries taken as a whole and is in compliance with all Requirements of Law except to the extent that failure to be in compliance would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     5.4  Enforceable Obligation. Each of the Credit Parties has the power and
          ----------------------
authority and legal right to enter into, deliver and perform under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by them of this Agreement. This Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties enforceable against them in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.5  Legal Proceedings. No claim, litigation or proceeding before any
          -----------------
arbitrator or Governmental Authority is pending, or to the knowledge of the Credit Parties, threatened which if adversely determined would reasonably be expected to have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     5.6  No Default. No Default or Event of Default presently exists. Neither
          ----------
the Borrower nor any of its consolidated subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which, alone or in the aggregate, could reasonably be expected to have a material adverse effect.

     5.7  Federal Regulations. No part of the proceeds of the Loans hereunder
          -------------------
will be used, directly or indirectly, for any purpose in violation of Regulation U of the Board of Governors of the Federal Reserve System, as amended, modified or replaced.

     5.8  Compliance with ERISA. (a) The Borrower and each member of the
          ---------------------
Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     5.9  Compliance with Laws; Payment of Taxes. There have been filed on
          --------------------------------------
behalf of the Borrower and its subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of federal, state, local or foreign taxes.

     5.10 Environmental Matters. (a) Neither the Borrower nor any subsidiary is
          ---------------------
subject to any Environmental Liability which is likely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower or any of its subsidiaries and neither the Borrower nor any subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities
List under 40 C.F.R. (S) 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

     5.11 Subsidiaries. Each of the Borrower's subsidiaries is a corporation or
          ------------
limited liability company (or foreign equivalent) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is qualified to do business in each jurisdiction where failure to do so would have a material adverse effect on the Borrower and its subsidiaries taken as a whole, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Closing Date, the Borrower has no Material Subsidiaries except for those Material Subsidiaries listed on Schedule I, which accurately sets forth each such Material Subsidiary's complete name and jurisdiction of incorporation.

     5.12 Investment Company Act. Neither the Borrower nor any of its
          ----------------------
subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.13 Public Utility Holding Company Act. Neither the Borrower nor any of
          ----------------------------------
its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.14 Ownership of Property; Liens. Each of the Borrower and its
          ----------------------------
consolidated subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.6.

     5.15 Full Disclosure. All information heretofore furnished by the Credit
          ---------------
Parties to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Credit Parties to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a material adverse effect.

     5.16 Capital Stock. All Capital Stock, debentures, bonds, notes and all
          -------------
other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower or one of the Borrower's

Wholly Owned Subsidiaries free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower or by one or more of Borrower's Wholly Owned Subsidiaries free and clear of any Lien or adverse claim.

     5.17 Insolvency. After giving effect to the execution and delivery of the
          ----------
Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or
Section 5 of the UFCA; and (ii) the obligations of the Borrower under this Agreement and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     5.18 Insurance. The Borrower and each of its subsidiaries has (either in
          ---------
the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     5.19 Labor Matters. Except as could not reasonably be expected to have,
          -------------
alone or in the aggregate, a material adverse effect,


          (a) there are no strikes or lockouts against the Borrower or any of its subsidiaries pending or, to the knowledge of the Borrower or any of its subsidiaries, threatened;

          (b) the hours worked by and payments made to employees of the Borrower or any of its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters;

          (c) all payments due from the Borrower or any of its subsidiaries, or for which any claim may be made against the Borrower or any of its subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or its subsidiary, as appropriate; and

          (d) neither the Borrower nor any of its subsidiaries is party to a collective bargaining agreement.

          Section 6. COVENANTS

          The Borrower and the Guarantors covenant and agree to:

     6.1  Financial Statements. Furnish, or cause to be furnished, to the Bank:
          --------------------

          (a) Annual Audited Statements. As soon as available, but in any event
              -------------------------
     within 90 days after the end of each fiscal year, audited consolidated and company-prepared consolidating balance sheets of the Borrower and its subsidiaries and related statements audited consolidated and company-prepared consolidating statements of income, retained earnings and cash flows, audited by PricewaterhouseCoopers, or other independent public accounting firm reasonably acceptable to the Bank, setting forth comparative information for the previous year, and reported without a "going concern" or like qualification or exception, or qualification indicating limitation of the scope of the audit; and

          (b) Quarterly Statements. As soon as available, and in any event
              --------------------
     within 45 days after the end of each fiscal quarter, a company-prepared consolidated and consolidating balance sheet of the Borrower and its subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year.

All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles from a prior period.

          (c) Other Information. Promptly upon request, such additional
              -----------------
     financial and other information as the Bank may reasonably request from time to time.

     6.2  Certificates and Notices. Furnish, or cause to be furnished, and give
          ------------------------
notice to the Bank:


          (a) Officer's Certificate. Concurrently with the annual and quarterly
              ---------------------
     financial statements referenced above, a certificate or a responsible officer of the Borrower stating that to the best of his knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and (ii) the Borrower and the Guarantors are in compliance with the provisions of this Agreement in all material respects and no Default or Event of Default exists hereunder (together with a financial covenant calculation worksheet demonstrating compliance therewith in reasonable detail and a complete listing of all of the Borrower's Material Subsidiaries or a statement that since submission of the previous financial statements there has been no change to the Borrower's Material Subsidiaries).

          (b) Public and Other Information. Copies of reports and information
              ----------------------------
     which the Borrower or its subsidiaries sends to its stockholders or files with the Securities and Exchange Commission, and any other financial or other information as the Bank may reasonably request.

          (c) Notice of Default. Promptly, upon becoming aware thereof, notice
              -----------------
     of the occurrence of an Event of Default hereunder.


     6.3  Compliance with Laws; Payment of Taxes. The Borrower will, and will
          --------------------------------------
cause each of its subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any subsidiary, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower will set up reserves satisfactory to the Bank.

     6.4  Books and Records. The Credit Parties will keep proper books and
          -----------------
records in conformity with GAAP and all Requirements of Law and permit the Bank upon reasonable notice to visit and inspect such books and records.

     6.5  Financial Covenants.
          -------------------

          (a) Ratio of Consolidated Funded Debt to Consolidated EBITDA. As of
              --------------------------------------------------------
     the last day of each fiscal quarter, the ratio of Consolidated Funded Debt to Consolidated EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters (on a rolling four fiscal quarter basis), will not exceed 3.25 to 1.0.

          (b) Consolidated Fixed Charge Coverage Ratio. As of the last day of
              ----------------------------------------
     each fiscal quarter, the Consolidated Fixed Charge Coverage Ratio shall be not less than 3.0:1.0.

          (c) Ratio of Senior Funded Debt to Consolidated EBITDA. As of the last
              --------------------------------------------------
     day of each fiscal quarter, the ratio of Senior Funded Debt to Consolidated EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters (on a rolling four fiscal quarter basis), will not exceed 2.0 to 1.0.

          (d) Minimum Consolidated Net Worth. Borrower shall not suffer or
              ------------------------------
     permit at any time the Consolidated Net Worth to be less than an amount equal to Two Hundred Thirty-Three Million Two Hundred Thirty-Eight Dollars ($233,238,000.00).

     6.6  Restriction on Liens. The Borrower will not, nor will it permit any of
          --------------------
its subsidiaries to, create, assume, incur or suffer to exist any Lien on any property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

          (a) Liens securing capital lease obligations and other purchase money Funded Debt;

          (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carders, warehousemen, landlords and other like persons; provided that (A) with respect to Liens securing state and local taxes, such taxes are not yet payable, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are unfiled and no other action has been taken to enforce the same, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required;

          (c) Liens not securing indebtedness which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, unemployment insurance, social security and other like laws;

          (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings; and

          (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such subsidiary or the value of such property for the purpose of such business.

     6.7  Mergers and Acquisitions. The Borrower will not, nor will it permit
          ------------------------
any of its subsidiaries to, enter into a transaction of merger or consolidation, nor will it acquire all or substantially all of the capital stock (or other equity interest) or assets of any other Person, except:

          (a) in the case of transactions of mergers and consolidation, (i) if a Credit Party is a party to the transaction, it shall be the surviving corporation, (ii) if the Borrower is a party to the transaction, it shall be the surviving corporation, and (iii) if the transaction is with a Person other than the Borrower or any of its subsidiaries, the Borrower shall demonstrate compliance with the financial covenants on a Pro Forma Basis; and

          (b) in all other cases, the Borrower shall demonstrate compliance with the financial covenants on a Pro Forma Basis.

     6.8  Investments. The Borrower will not, nor will it permit any of its
          -----------
subsidiaries to, make loans or advances or otherwise make an investment in or capital contribution to, (collectively an "Investment") any other Person except:

          (a) cash and cash equivalents and other publicly traded equity and debt instruments reasonably acceptable to the Bank;

          (b) loans and advances to officers, directors, employees and shareholders not to exceed $2,000,000;

          (c) Investments in and to Digital Arts & Science in an aggregate principal amount (on a cost basis) not to exceed $1,500,000 at any time;

          (d) seller financing promissory note from Environ Holdings, Inc. ("EHI") and APBI in favor of Applied Bioscience International, Inc. in an aggregate principal amount not to exceed $18,000,000 in connection with the sale of APBI to EHI;

          (e) cash equity investments in and to Spotlight Health, Inc. (successor to ADoctorInYourHouse.com) in an aggregate principal amount (on a cost basis) not to exceed $5,000,000 at any time;

          (f) loans and advances to NeoRx in an aggregate principal amount not to exceed $5,000,000 at any time;

          (g) capital stock of DNA Sciences, Inc. in an amount (on a cost basis) not to exceed $15,000,000;

          (h) Investments in and to a Credit Party; and

          (i) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed (a) $20,000,000 for any single Investment (or any series of related Investments) and (b) $50,000,000 in the aggregate in any fiscal year.

     6.9  Sales of Assets. The Borrower will not, nor will it permit any
          ---------------
subsidiary to, sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that the foregoing limitation shall not prohibit, during any fiscal quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such fiscal quarter and the immediately preceding seven fiscal quarters, either (x) constituted more than 20% of Consolidated Total Assets at the end of the eighth fiscal quarter immediately preceding such fiscal quarter, or (y) contributed more than 20% of Consolidated Operating Profits during the eight fiscal quarters immediately preceding such fiscal quarter.

     6.10 Maintenance of Existence. The Borrower shall, and shall cause each
          ------------------------
subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     6.11 Use of Proceeds. The proceeds of the Loans will be used by the
          ---------------
Borrower for general working capital purposes and acquisitions.

     6.12 Insurance. The Borrower will maintain, and will cause each of its
          ---------
subsidiaries to maintain (either in the name of the Borrower or in such subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     6.13 Maintenance of Property. The Borrower shall, and shall cause each
          -----------------------
subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     6.14 Environmental Matters.
          ---------------------

          (a) The Borrower shall furnish to the Bank prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

          (b) The Borrower will, and will cause each of its subsidiaries to, handle and use all Hazardous Materials in compliance with all applicable Environmental Requirements.

          (c) The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, in accordance with all applicable Environmental Requirements.

     6.15 Change in Fiscal Year. The Borrower will not change its Fiscal Year.
          ---------------------

     6.16 Transactions with Affiliates. Neither the Borrower nor any of its
          ----------------------------
subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such subsidiary (which Affiliate is not the Borrower or a Wholly Owned subsidiary), except as permitted by law and in the ordinary course of business and pursuant to terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     Section 7. EVENTS OF DEFAULT

     7.1  Event of Default. The occurrence of any one or more of the following
          ----------------
events shall constitute an "Event of Default" under this Agreement:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Business Days after such fee or other amount becomes due; or

          (b) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by Clause (a) above); or

          (c) any representation, warranty, certification or statement made by the Credit Parties in Section 5 or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

          (d) the Borrower, any Guarantor or any subsidiary shall fail to make any payment in respect of Funded Debt outstanding (other than the Note) when due or within any applicable grace period; or

          (e) any event or condition shall occur which results in the acceleration of the maturity of Funded Debt outstanding of the Borrower, any Guarantor or any subsidiary or the purchase of such Funded Debt by the Borrower (or its designee) or such Guarantor (or its designee) or such subsidiary (or its designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Funded Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or such Guarantor (or its designee) or such subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so;

          (f) the Borrower or any Guarantor or any subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor or any subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Guarantor or any subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (h) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

          (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000.00 shall be rendered against the Borrower or any Guarantor or any subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (j) a federal tax lien in excess of $100,000.00 shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in Clause
     (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in Clause (A) and individuals described in Clause (B).

     7.2  Remedies. Upon the occurrence of an Event of Default, and at any time
          --------
thereafter, the Bank may immediately terminate the Commitment which shall thereupon terminate, and by notice to the Borrower (i) declare the unpaid principal of the Note, together with any accrued and unpaid interest owing thereon, to be, and the Note and the outstanding Loans and all other indebtedness or obligations owing hereunder or under any of the other Credit Documents or in connection herewith or therewith, shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) enforce any other rights and interests available under the Credit Documents or at law, including rights of set off. Notwithstanding the foregoing, in the case of an Event of Default described in clauses (f) or (g) of Section 7.1 relating to bankruptcy and insolvency, the Note, the Loans, and all accrued interest, fees and other indebtedness and other amounts owing hereunder or under any of the other Credit Documents to the Bank shall become immediately due and payable without presentment, demand, protest or the giving of any notice or other action by the Bank, all of which are hereby waived by the Borrower.

          Section 8. MISCELLANEOUS

     8.1  Notices. Notices and other communications shall be effective, and duly
          -------
given, (i) when received, (ii) when transmitted by telecopy or other facsimile device to the numbers set out below if transmitted before 5:00 p.m. on a Business Day, or otherwise on the next following Business Day, (iii) the day following the day on which delivered prepaid to a reputable national overnight air courier service, or (i) the third Business Day following the day sent by certified or registered mail postage prepaid, in each case to the parties at the address shown below, or at such other address as may be specified by written notice to the other parties:

                  Borrower:      Pharmaceutical Product Development, Inc.
                                 3151 17/th/ Street Extension
                                 Wilmington, North Carolina  28412
                                 Attn: Philippe Maitre
                                 Phone: (910) 772-6860
                                 Fax: (910) 772-7056

                  Bank:          Wachovia Bank, N.A.
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303
                                 Attn: Ms. Jessica Wright
                                 Phone: (404) 332-5397
                                 Fax: (404) 332-4136

     8.2  Right of Set-Off. In addition to other rights now or hereafter
          ----------------
available to the Bank under the Credit Documents or under applicable law, the Bank may, after the occurrence of an Event of Default, exercise rights of set-off and may appropriate and apply any and all deposits (general and specific) or other amounts held or owing by the Bank to the Note and the Loans and other amounts owing by the Borrower or any Guarantor hereunder or under the other Credit Documents, regardless of whether the Note and the Loans or such other amounts are contingent or unmatured, without presentment, demand, protest or notice of any kind (any such rights of presentment, demand, protest or notice being hereby waived).

     8.3  Benefit of Agreement. This Agreement shall be binding upon, and shall
          --------------------
inure to the benefit of, the respective successors and permitted assigns of the parties hereto; provided that neither the Borrower nor any Guarantor may assign or transfer any its obligations or interests without prior written consent of the Bank.

     8.4  No Waiver. No failure or delay on the part of the Bank in exercising
          ---------
any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Bank, on the one hand, and the Credit Parties, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

     8.5  Payment of Expenses. The Borrower agrees to: (i) pay all reasonable
          -------------------
out-of-pocket costs and expenses of the Bank in connection with (A) negotiation, preparation, execution and delivery of the Credit Documents (including reasonable fees and expenses of Bank counsel) and any amendments, waivers or consents relating to the Credit Documents and (B) enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Bank); (i) pay and hold the Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Bank) to pay such taxes; and (ii) indemnify the Bank, its officers, directors, employees and representatives from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of the Loan (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     8.6  Amendments. Neither this Agreement nor any of the other Credit
          ----------
Documents may be amended or modified, nor shall consents or waivers be effective except with the written consent of the parties hereto.

     8.7  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     8.8  Headings. The headings of the sections and subsections hereof are
          --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     8.9  Survival. The indemnities and payment obligations hereunder, including
          --------
those set out in Sections 2.8, 2.9, 2.10, 2.11, 2.12, 2.13 and 8.5, and the
representations and warranties made herein or in connection herewith shall survive the making and repayment of the Loans and termination of Commitment hereunder.

     8.10 Governing Law. This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8.11 Consent to Jurisdiction. The Borrower and each Guarantor (a) submits
          -----------------------
to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Credit Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Note or the other Credit Documents, and (c) agrees that service of process may be made upon it by personal delivery or certified or registered mail in the manner prescribed in Section 8.1 for the giving of notice to the Borrower (the address for notices to each Guarantor being set forth on the signature pages hereof). Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower or any Guarantor personally, and against any assets of the Borrower or any Guarantor, within any other state or jurisdiction.

     8.12  Participations. The Bank shall have the right, at its sole discretion
           --------------
and at any time or from time to time, to invite participations to participate in the Loans and the Borrower agrees to execute any documents reasonably requested by the Bank in connection with any such participation(s). The Bank may disclose to any participants or prospective participants any information or other data or material in the Bank's possession relating to the Borrower, its subsidiaries, the Guarantors, the Loans, and/or the Credit Documents, without further consent of, or notice to the Borrower.

     8.13  Amendment and Restatement of Original Loan Agreement. This Agreement
           ----------------------------------------------------
amends and restates, in its entirety, the OriginalLoan Agreement.


              [The Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Loan Agreement has been executed this day by duly authorized officers of the undersigned parties.

                                        BORROWER:

Attest:                                 PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                        INC., a North Carolina corporation

/s/B. Judd Hartman
----------------------------
B. Judd Hartman, Assistant Secretary     By: /s/Fred B. Davenport, Jr.
                                             -------------------------
        [CORPORATE SEAL]                     Name: Fred B. Davenport, Jr.


                                             Title:  Executive Vice President


                               Signature Page to
                                 Loan Agreement
                                  Page 1 of 3

     IN WITNESS WHEREOF, this Loan Agreement has been executed this day by duly authorized officers of the undersigned parties.

                                             GUARANTORS:

                                             PPD DEVELOPMENT, LLC, a Texas
                                             limited liability company



                                             By: /s/Fred B. Davenport, Jr.
                                                 -------------------------------
                                                 Name: Fred B. Davenport, Jr.
                                                       -------------------------
                                                 Title: Manager
                                                        ------------------------
Attest:                                            Address for Notice:

                                                   c/o Pharmaceutical Product
                                                   Development, Inc.
                                                   3151 17/th/ Street Extension
/s/Linda Baddour                                   Wilmington, North Carolina
-------------------------------------
                                                   28412
________________, Assistant Secretary              Attn:  Philippe Maitre
                                                   Phone: (910) 772-6860
[CORPORATE SEAL]                                   Fax:   (910) 772-7056



                                Signature Page to
                                 Loan Agreement
                                  Page 2 of 3

                                     BANK:

                                     WACHOVIA BANK, N.A.



                                     By: /s/Jessica S. Wright
                                         -------------------------------------
                                         Name:  Jessica S. Wright
                                                ------------------------------
                                         Title: Senior Vice President
                                                ------------------------------

                                Signature Page to
                                 Loan Agreement
                                   Page 3 of 3

                                   Schedule I

                          List of Material Subsidiaries

PPD DEVELOPMENT, LLC, a Texas limited liability company, formerly PPD DEVELOPMENT, INC., a Texas corporation formerly known as PPD PHARMACO, INC./1/

____________________

/1/ PPD PHARMACO, INC., a Texas corporation changed its name to PPD DEVELOPMENT, INC. and PPD DEVELOPMENT, INC., a Texas corporation converted to PPD DEVELOPMENT, LLC, a Texas limited liability company effective June 30, 2000.

                                     Annex A
                                     -------

                      AMENDED AND RESTATED PROMISSORY NOTE

    $50,000,000.00                                                 July __, 2001

     FOR VALUE RECEWED, the undersigned, PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, NA., its endorsees, successors and assigns (the "Bank") on or before the Termination Date the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower, in lawful money of the United States in immediately available funds at the office of the Bank as provided in the Loan Agreement referenced below or as otherwise directed by the Bank pursuant to the terms of the Loan Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates as set forth in the Loan Agreement.

     This Note is issued pursuant to, and is entitled to the benefits of, the Amended and Restated Loan Agreement dated as of the date hereof (as the same may be amended or modified and in effect from time to time, the "Loan Agreement") among the Borrower, the Guarantors identified therein and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Loan Agreement.

     This Note amends, restates and replaces in its entirety that certain Promissory Note dated August 7, 1997 executed by Borrower in favor of the Bank.

     In the event payment of amounts due hereunder are accelerated under the terms of the Loan Agreement, all such amounts shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived.

     TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

     This Note shall be governed by and construed in accordance with the laws of the State of North Carolina. This Note is intended to be effective as an instrument executed under seal.

     PRESENTMENT, DEMAND, PROTEST, NOTICE OF DISHONOR AND NOTICE OF ANY KIND ARE HEREBY WAIVED BY THE BORROWER.

                                   Annex A-1

     Executed under hand and seal of the Borrower on the date first above written.

                                             BORROWER:

Attest:                                      PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                             INC., a North Carolina corporation


_________________________________________
B. Judd Hartman, Assistant Secretary
                                             By:________________________________
                 [CORPORATE SEAL]               Name:___________________________
                                                Title:__________________________


                                   Annex A-2

                                     Annex B
                                     -------

                            Form of Joinder Agreement

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of ______________, 20___, is by and between ___________________, a _____________________ (the
"Applicant Guarantor"), and WACHOVIA BANK, N.A. under that certain Amended and Restated Loan Agreement dated as of July __, 2001 (as amended, modified, supplemented, renewed and extended, the "Loan Agreement") by and among PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation, as Borrower, and the other Guarantors identified therein and Wachovia Bank, N.A. All of the defined terms in the Loan Agreement are incorporated herein by reference.

     The Applicant Guarantor is a Material Subsidiary and desires to become a Guarantor under the Loan Agreement.

     Accordingly, the Applicant Guarantor hereby agrees as follows with the
Bank:

     1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Loan Agreement and a "Guarantor" for all purposes of the Loan Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Loan Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Section 6 the Loan Agreement and (ii) all of the undertakings and waivers set forth in Section 3 of the Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to the Bank as provided in Section 3 of the Loan Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Loan Agreement are amended to provide the information shown on the attached Schedule A.

                                   Annex B-1

     3. The Applicant Guarantor hereby waives acceptance by the Bank of the guaranty by the Applicant Guarantor under Section 3 of the Loan Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers for the benefit of the Bank as of the day and year first above written.

                                      APPLICANT GUARANTOR:


                                      __________________________________________


                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


Attest:                                     Address for Notice:

                                            ____________________________________

                                            ____________________________________

___________________________                 Attention:__________________________
________________, Secretary                 Phone:______________________________
                                            Fax:________________________________

[CORPORATE SEAL]

                                      Acknowledged and accepted:

                                      WACHOVIA BANK, N.A.


                                    By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                    Annex B-2

                                     Annex C

                                 [Closing Date]

Wachovia Bank, N.A.
191 Peachtree Street
Atlanta, Georgia 30303

Re: $50 Million Amended and Restated Loan Agreement dated as of the date hereof (the "Loan Agreement") among Pharmaceutical Product Development, Inc., a North Carolina corporation, the Guarantors identified therein and Wachovia Bank, N.A. Terms used but not otherwise defined shall have the meanings provided in the Loan Agreement.

Ladies and Gentlemen:

     I serve as Counsel to Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Borrower"), and those subsidiaries of the Borrower which are Guarantors under the Loan Agreement (collectively with the Borrower, the "Credit Parties").

     This opinion is given in accordance with the requirements of Section 4.1(b) of the Loan Agreement.

     In my capacity as Counsel, I have participated in the preparation of the Loan Agreement and the other Credit Documents, and have examined copies of each of the foregoing documents executed by the Credit Parties. I also have examined such certificates, documents and records, and have made such examination of law, as I have deemed necessary to enable me to render the opinions expressed below. In addition, I have examined and relied as to matters of fact upon representations and warranties contained in the Credit Documents and in certificates, copies of which have been furnished to you, in connection with the Credit Documents.

     For purposes of paragraph 5 below, I have assumed that the Credit Documents are the legal, valid and binding obligations of the parties thereto other than the Credit Parties, enforceable against them in accordance with their respective terms.

     The opinions expressed below are limited to matters governed by the internal laws of the State of North Carolina and the federal laws of the United States of America.

     Whenever the phrase "to the best of my knowledge" is used herein, it refers to my actual knowledge learned by me in my position as Counsel to the Credit Parties without further investigation.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

     1. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as identified in the Loan Agreement and is qualified to carry on its business in the manner as contemplated under the Credit Documents and as now conducted.

Wachovia Bank, N.A.
July ______, 2001
Page 2


     2. Each of the Credit Parties has all requisite corporate power and authority, and the legal right, to make, execute, deliver and perform the Loan Agreement and the other Credit Documents to which it is a party and to borrow and accept extensions of credit or give a guaranty in respect thereof, as appropriate, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Agreement and other Credit Documents to which it is a patty.

     3. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any federal court or Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party on or prior to the date hereof in connection with the execution, delivery or performance of the Credit Documents, except for consents, approvals, authorizations or other actions as have been obtained or made.

     4. To the best of my knowledge, no claim, litigation or proceeding before an arbitrator or governmental authority is pending or threatened which, if adversely determined, would reasonably be expected to have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

     5. The Loan Agreement, and each of the other Credit Documents to which it is a party, have been duly executed and delivered by each Credit Party and constitute the legal, valid and binding obligations of each Credit Party, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6. The execution, delivery and performance by each Credit Party of the Loan Agreement and the other Credit Documents to which it is a party, the borrowings and guaranties thereunder and the use of the proceeds thereof will not violate or otherwise contravene the articles of incorporation or bylaws of any of the Credit Parties or any Requirement of Law, or, to the best of my knowledge, any contractual obligation of any of the Credit Parties.

     The opinions expressed herein do not purport to cover, and I express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law, including any provisions related to fraudulent conveyances. I call your attention to the fact that certain cases have held that an obligation of a corporation incurred to purchase such corporation's stock is subordinate to the claims of general creditors upon the bankruptcy or insolvency of the corporation. In addition, I express no opinion as to whether a subsidiary may guarantee, become a joint and several obligor or otherwise become liable for, or pledge its assets to secure, indebtedness incurred by its parent or other subsidiary of its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of such indebtedness by its parent or such other subsidiary, or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent or such other subsidiary are directly or indirectly made available to such subsidiary for its corporate purposes.

Wachovia Bank, N.A.
July ______, 2001
Page 3


     This opinion is rendered solely for your benefit, and the benefit of your successors and assigns, in connection with the transactions described above. This opinion may not be used or relied upon by any other person without my prior written consent.

Sincerely yours,




Fred B. Davenport, Jr., Esq.

cc:  Mr.  Philippe Maitre